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                                                                    EXHIBIT 5.1


                                  LAW OFFICES
                        MITCHELL, SILBERBERG & KNUPP LLP
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                                 TRIDENT CENTER
                          11377 WEST OLYMPIC BOULEVARD
                       LOS ANGELES, CALIFORNIA 90064-1683
                           TELEPHONE:  (310) 312-2000
                              FAX:  (310) 312-3100

                                 March 31, 1997



Protection One, Inc.
6011 Bristol Parkway
Culver City, California 90230

                 Re:      Registration Statement on Form S-8

Dear Sirs:

                 You have requested the opinion of this firm with respect to certain matters in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you under the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of registering the offer and sale of up to 356,000 authorized but unissued shares (the "Shares") of the Common Stock, $0.01 par value, of Protection One, Inc. (the "Company") reserved for issuance upon the exercise of stock options to be granted under the Company's 1994 Stock Option Plan, as amended (the "Plan").

                 For the purpose of rendering the opinions contained in this opinion letter, we have examined copies of:

                          a.      The Registration Statement;

                          b. The Plan and the related forms of option agreement;

                          c. The Company's certificate of incorporation and bylaws, each as amended to date; and the records of certain corporate proceedings and actions taken by the directors of the Company in connection with the offer and sale of the Shares; and

                          d.      Such other corporate records and documents as
we have deemed necessary or appropriate.

In the course of our examinations and investigations, we have assumed the genuineness of all signatures on all documents and the due execution and delivery of all documents requiring due execution and delivery for the effectiveness thereof.

                 Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that the issuance of the Shares has been duly authorized and that the Shares, when issued, delivered and paid for in accordance with the terms of the Plan and options
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Protection One, Inc.
March 31, 1997
Page 2



granted in accordance with the terms thereof, will be legally issued, fully paid and nonassessable.

                 We consent to the filing of this opinion letter as an exhibit to the Registration Statement. Subject to the foregoing sentence, this opinion letter is delivered solely for your benefit and may not be relied upon by, nor may a copy be delivered to, any other person without our prior written consent. In giving our consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations thereunder. This opinion letter is delivered as of the date hereof and we assume no obligation to advise you of any change that may hereafter be brought to our attention.

                                        Very truly yours,

                                        /s/ MITCHELL, SILBERBERG & KNUPP LLP
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                                            MITCHELL, SILBERBERG & KNUPP LLP